SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ X ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


    First Trust/Value Line(R) & Ibbotson Equity Allocation Fund
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(Name of Registrant as Specified in its Charter)

Ralph W. Bradshaw
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Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
		and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ______________________________________________________
          (4)    Proposed maximum aggregate value of transaction:
                 ______________________________________________________
(5)	Total fee paid:_______________________________________


 [   ]  Fee paid previously with preliminary materials.

 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.   Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
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             _______________________________________
       (4)   Date Filed:
             _______________________________________







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PROXY STATEMENT IN OPPOSITION
TO SOLICITATION BY THE BOARD OF TRUSTEES OF THE
First Trust/Value Line(R) & Ibbotson Equity Allocation Fund

ANNUAL MEETING OF SHAREHOLDERS
To be held on December 11, 2006

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on October 6, 2006 (the "Record Date") of shares of common stock ("Common Stock") of First Trust/Value Line(R) & Ibbotson Equity Allocation Fund (the "Fund" or "FVI") by Ralph W. Bradshaw (the "Soliciting Shareholder"), a shareholder of the Fund, in connection with the solicitation of proxies by the Soliciting Shareholder for use at the 2006 Annual Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of First Trust Advisors L.P.("First Trust"), 1001 Warrenville Road, Suite 300, Lisle,
Illinois 60532 on December 11, 2006 at 8:00 a.m. Central Time and any adjournment or adjournments thereof. The Soliciting Shareholder is soliciting a proxy to vote your shares at the Meeting and at any and all adjournments or postponements of the Meeting.

INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to shareholders of the Fund on or about xxx for the following purposes:

(1) To vote on an Agreement and Plan of Reorganization and the transactions it contemplates (the "Plan"), including the transfer of all of the assets of FVI to First Trust Value Line (R) Equity Allocation Index Fund ("FVI ETF"), in exchange for shares of FVI ETF, the assumption by FVI ETF of all of the liabilities of FVI and the distribution of such FVI ETF shares, on a tax-free basis for federal income tax purposes, pro rata to the shareholders of record of FVI in complete liquidation, dissolution and termination of FVI; and

(2)     To elect the Trustees of FVI; and



(3) To vote on such other business as may come before the Annual Meeting and any adjournment or postponement thereof.


With respect to these matters, the Soliciting Shareholder is soliciting a proxy to vote your shares:

    - AGAINST the Agreement and Plan of Reorganization.

- FOR the election of the individuals whom the Soliciting
Shareholder intends to nominate for election as Trustees of the Fund.

How Proxies Will Be Voted

All of the proposals scheduled by the Fund for a vote at the Meeting are included in the enclosed [GREEN] proxy card. If you wish to vote on any item, you may do so by completing and returning a [GREEN] proxy card.

If you return a [GREEN] proxy card to the Soliciting Shareholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted AGAINST the Agreement and Plan of Reorganization and FOR the election of the nominees named in this proxy. If any other proposals are introduced at the Meeting, proxies will be voted by the Soliciting Shareholder in accordance with the best interests of the shareholders,in the sole judgment and opinion of the Soliciting Shareholder. The proxies may also temporarily decline to attend the Meeting, thereby possibly preventing a quorum, in order to solicit additional proxies or, if they deem it to be in the interest of the shareholders, for any other legal reason. If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the Meeting. These may include, among other things, matters relating to the conduct of the Meeting and proposals of other shareholders.

Voting Requirements

Only shareholders of record on the Record Date are entitled to vote at the Meeting. According to the Fund's proxy dated October 17, 2006, there were 6,505,236 issued and outstanding shares of common stock of the Fund. Shareholders will be entitled to one vote for each share held. Only shareholders of record at the close of business on October 6, 2006, will be entitled to vote at the Meeting.

Once this contest is established, "broker non-votes"(i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and
(b) the broker or nominee does not have discretionary voting power on a particular matter) will not be counted for purposes of determining whether a quorum is present for purposes of convening the Meeting. Abstentions will have the effect of a vote against Proposal 1. Nominees receiving the affirmative vote of a plurality of the shares present and entitled to vote at the Meeting will be elected to serve as Trustees of the Fund.

If a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. An adjournment may require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If such an adjournment of the Meeting is proposed, the persons named as proxies on the [GREEN] proxy card will vote for or against such adjournment in their discretion. The Soliciting Shareholder's decision would prevail.

Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting
Shareholder at any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting
Shareholder or to the Fund or our respective agents; or

Vote in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted.

INFORMATION CONCERNING THE Soliciting ShareHOLDER

The address of the Soliciting Shareholder is One West Pack Square, Suite 1650, Asheville, NC 28801.

As of the Record Date, the Soliciting Shareholder held the beneficial ownership of 1,201 shares of Common Stock of the Fund.

Following is a schedule showing the purchases and sales of Common
Stock of the Fund by the Soliciting Shareholder within the past two years.

Date                 Number of Shares Purchased
 4/21/06                        200
 8/29/06                          1
 9/1/06                        1000

The Soliciting Shareholder has made the decision to give shareholders a choice regarding the members of the Board of Trustees and an opportunity to vote on the Plan. In the Soliciting Shareholder's opinion, shareholders are not being well served by actions of the current Board, as he believes Trustees have taken steps that have the effect of limiting their accountability to shareholders and limiting the potential return on a shareholder's investment in the Fund.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Shareholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

Almost one-third of General Equity Closed-End Funds, the category which includes FVI, reported trading at a premium to their net asset value ("NAV") on October 13, 2006, the last Friday before the Fund's proxy statement was released. This means that the market value of the investment for the shareholders of these funds was HIGHER than the net assets under management. To my knowledge, there is no "magic bullet" that automatically moves a fund to trade at a premium to NAV, but it is apparent that some funds are being managed to further benefit the interests of their shareholders.

For most of FVI's life since inception, Fund records show that its shares have traded at a double-digit discount to its NAV, even with reasonable portfolio performance. When trading at a discount to NAV, other closed-end funds have taken a variety of steps to address this situation, including, for example, tender offers, share repurchases, and/or managed distribution policies. Though these steps may be beneficial to shareholders, they reduce the assets in the fund, and therefore the management fees to the fund's adviser, so they may not be adequately considered by some fund boards. The Fund's proxy statement discloses that options other than the Plan were considered by the Trustees but it does not elaborate on why they were not chosen.

The Soliciting Shareholder believes that the Fund and its shareholders can and should be better served.

The purpose of this proxy is to allow shareholders to vote on the Plan and to solicit your vote to elect Glenn W. Wilcox, Sr., Andrew A. Strauss, Edwin Meese III, Thomas H. Lenagh, and Ralph W. Bradshaw to the Board of Trustees.

As a shareholder of our Fund, I believe that the election of Messrs. Wilcox, Strauss, Meese, Lenagh, and Bradshaw as Trustees will provide shareholders with additional independent voices on important matters affecting the Fund. Their backgrounds testify to the fact that they will provide a great body of knowledge and experience in dealing with issues that are important to the Fund and its shareholders. Their election will give the Board new perspective and may help assure that measures intended to benefit shareholders are more actively considered. Each is committed to following the will of the shareholders.

Shareholders may be concerned that the discount to NAV for FVI shares might temporarily widen from present levels. If shares of FVI do not trade above NAV, the Soliciting Shareholder commits to present to the Board by June 30, 2007, a proposal to provide to shareholders an option to receive NAV for their shares.

If you share these goals, I urge you to vote, using the enclosed
[GREEN] proxy card.

CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Shareholder your proxy, you should consider the following information.

Even if these nominees are elected, there can be no assurance that the full Board of Trustees will take any actions that any individual may advocate or that such actions, if taken, will achieve their intended goals. However, these nominees, if elected, will create a group of Fund trustees committed to follow the will of the shareholders.

Implementation of certain Board actions may require shareholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by shareholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of shareholders.

As described in this proxy, shareholders are given the opportunity to vote on the Plan and to vote on the election of Trustees.

Proposal 1 - AGREEMENT AND PLAN OF REORGANIZATION

It is proposed that the assets of FVI, a closed-end fund, be transferred to FVI ETF. The Trustees of FVI are seeking approval of this Plan, which is discussed more fully in the Fund's proxy documents. According to these documents, "the Trustees considered that ETF's ... historically trade at or very close to their net asset value". Trustees recommended approval of the Plan noting that current shareholders after Reorganization would be able to "sell at a price closer to net asset value, which they would not have been able to receive based upon FVI's current discount".

As noted in the Fund's proxy, FVI shares closed at a 2.55% discount on the October 6, 2006 Record Date and have regularly traded in recent months at a discount to NAV less than 3.35%. Therefore, there is little remaining potential discount closure price improvement from approval of the Plan and shareholders have had opportunity for some time to liquidate their position in the Fund's shares at prices close to the NAV, if they so desired. However, approval of the Plan would likely reduce or eliminate the future possibility of shareholders receiving a price greater than NAV for their shares.

Shareholders should be aware of benefits to the Fund's investment adviser and the current Trustees if the Plan is approved. Reorganization into an ETF would allow management fees to grow through the addition of new assets, which is much more difficult under the existing closed-end fund structure. The American Stock Exchange does not require that an ETF hold an annual meeting of shareholders and so the direct accountability of the management and the current Trustees to the shareholders would be reduced.

In my opinion, it is in the best interest of shareholders that the Plan not be approved so that other options that may prove more favorable to shareholders can be considered. The Soliciting Shareholder recommends that shareholders vote AGAINST approval of the Agreement and Plan of Reorganization.

Proposal 2 - ELECTION OF TRUSTEES

At the Meeting, shareholders will have the opportunity to elect five individuals as Trustees of the Fund.

The Soliciting Shareholder intends to nominate Glenn W. Wilcox, Sr., Andrew A. Strauss, Edwin Meese III, Thomas H. Lenagh, and Ralph W. Bradshaw for election as Trustees to fulfill these positions.

For purposes of this proxy, the address for each Nominee is: c/o Ralph
W. Bradshaw, One West Pack Square, Suite 1650, Asheville, NC 28801. Information about the nominees is as follows:

                                           DIRECTORSHIPS HELD BY
PRINCIPAL OCCUPATION OVER                  NOMINEE FOR TRUSTEE
PAST 5 YEARS AND DATE OF BIRTH             OUTSIDE OF FUND COMPLEX*

Glenn W. Wilcox, Sr.
DOB 12/31

Chairman of the Board and Chief             Director of Wachovia
Executive Officer of Wilcox Travel          Corp. WNC Regional
Agency, Inc.                                Advisory Board;
                                            Director of Champion
                                            Industries, Inc.; and
                                            Chairman of Tower
                                            Associates, Inc. (a real-
                                            estate venture);
                                            Director of Cornerstone
                                            Strategic
                                            Value Fund, Inc. and
                                            Cornerstone Total
                                            Return Fund, Inc.

Andrew A. Strauss
DOB 11/53

Attorney and senior member of               Director of Memorial
Strauss & Associates, P.A.,                 Mission Hospital
Attorneys, Asheville and                    Foundation, Deerfield
Hendersonville, NC; previous                Episcopal Retirement
President of White Knight                   Community and Asheville
Healthcare, Inc. and LMV                    Symphony;
Leasing, Inc., a wholly owned               Director of Cornerstone
subsidiary of Xerox Credit                  Strategic Value Fund, Inc.
Corporation;                                and Cornerstone Total
                                            Return Fund, Inc.


Edwin Meese III
DOB 12/31

Distinguished Fellow, The Heritage         Director of Carrington,
Foundation Washington D.C.;                Laboratories Inc.,
Distinguished Visiting Fellow at the       Cornerstone Strategic
Hoover Institution, Stanford               Value Fund, Inc. and
University; Senior Adviser,                Cornerstone Total
Revelation L.P.; formerly U.S.             Return Fund, Inc.
Attorney General under President
Ronald Reagan;



Thomas H. Lenagh
DOB 11/24

Chairman of the Board of Photonics         Director of The Adams
Products Group; Independent                Express Company;
Financial Adviser                          Petroleum and Resources
                                           Corporation Inc.;
                                           Cornerstone Strategic
                                           Value Fund, Inc.; and
                                           Cornerstone Total
                                           Return Fund, Inc.


Ralph W. Bradshaw
DOB 12/50

President, Cornerstone Advisors,            Previous Director of The
Inc.; Financial Consultant                  Austria Fund, Inc.;
                                            Director of Cornerstone
                                            Strategic
                                            Value Fund, Inc. and
                                            Cornerstone Total
                                            Return Fund, Inc.



         *If  elected as  Trustees,  the  Nominees  would not
oversee any other registered   investment  company  within  the
First  Trust  family  of investment companies.

As of October 27, 2006, the dollar range of shares of Common Stock beneficially owned by each Nominee is as follows:


                                                   Aggregate Dollar
                                                    Range of Equity
                                                  Securities in Funds
                                                  to be Overseen by
                                                        Nominee in
                          Dollar Range of Equity   the First Trust
                                                         Family of
 Name of Nominee           Securities in FVI            Investment
                                                        Companies*
----------------------    ---------------------------  -------------
Ralph W. Bradshaw            $10,001-$50,000      $10,001-$50,000

Thomas H. Lenagh              None                      None

Edwin Meese III               None                      None

Andrew A. Strauss             $10,001-$50,000        $10,001-$50,000

Glenn W. Wilcox, Sr.          $10,001-$50,000        $10,001-$50,000


         *If  elected as  Trustees,  the  Nominees  would not
oversee any other registered   investment  company  within  the
First  Trust  family  of investment companies.

For a number of years, these nominees and I have served together on the Boards of Directors of several closed-end funds. During this time, shareholders of these funds have been given opportunities to vote on a variety of proposals, including for example, open-ending, liquidation, modifying the investment focus, changing the investment adviser, and choosing the independent accountants. Some proposals were initiated by the Boards and some by shareholders, some passed and some did not. Most of these required the approval of a majority of shares outstanding. In every case, these individuals sought the will of the majority and followed it. The two closed-end funds where we now jointly serve as directors both currently trade at a premium to their NAV.

Shareholders may be concerned that the discount to NAV for FVI shares might temporarily widen from present levels. If shares of FVI do not trade above NAV, the Soliciting Shareholder commits to present to the Board by June 30, 2007, a proposal to provide to shareholders an option to receive NAV for their shares.

The Fund pays no compensation to the Fund's officers. Other than fees that may be payable by the Fund to its directors, the nominees named above have no arrangement or understanding with any person with respect to any future employment or any direct or indirect business relationship by or with the Fund or any affiliate of the Fund.

The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote AGAINST the Plan of Reorganization and FOR the election of the nominees named above.

Extensive information about the nominees has been presented to the Fund for its review and each nominee has consented to stand for election and to serve if elected. If any is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, designated by the Soliciting Shareholder.

Information regarding the persons now serving as directors and officers of the Fund, and additional information regarding the Fund, are contained in the Fund's proxy statement.



PRINCIPAL HOLDERS OF VOTING SECURITIES


The Fund's proxy discloses that as of the dates indicated, based solely on information First Trust obtained from filings made on the SEC's EDGAR website, the following persons owned beneficially or of record 5% or more of FVI's shares.

                               NUMBER OF     PERCENTAGE
                               SHARES           OF
NAME AND ADDRESS               BENEFICIALLY  OWNERSHIP
                               OWNED                       DATE
----------------               -----------   --------     --------
Doliver Capital Advisors, Inc. 1,645,700     25.3%       May 5, 2006
1800 Bering Drive
Suite 850
Houston, TX 77057

Ronald G. Olin (1)              372,300       5.7%       May 5, 2006
One West Pack Square
Suite 777
Asheville, NC 28803

QVT Financial LP                337,400       5.19%     August 29, 2006
1177 Avenue of the Americas
9th Floor
New York, NY 10026

(1) Ralph W. Bradshaw served as Vice President of Deep Discount
Advisors, Inc., of which Mr. Olin was President, from 1993 to 1999 and purchased real estate from Mr. Olin in January, 2006.

The Soliciting Shareholder knows of no other person who owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund that is not disclosed in the Fund's proxy statement.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Shareholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. The Soliciting Shareholder will reimburse these organizations for their reasonable out-of-pocket expenses.

The Soliciting Shareholder will bear all of the fees and expenses related to this proxy solicitation.

Proxy solicitation will be made primarily by mail, but such solicitation may also be made by telephone or personal interviews conducted by the Soliciting Shareholder, by those named as proxies in this statement, or by other representatives of the Soliciting
Shareholder.

The Soliciting Shareholder is not and, within the past year, has not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving the Soliciting Shareholder that relates to future employment by the Fund or any future transaction with the Fund.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Shareholder at 828-210-8184.


ADDITIONAL PROPOSALS

The Soliciting Shareholder knows of no business that will be presented for consideration at the Meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the Meeting, it is the intention of each of the persons named as proxies on the enclosed [GREEN] proxy card to vote in accordance with his own best judgment on such matters.

The date by which a shareholder must submit a proposal to be presented at the 2007 Annual Meeting of Shareholders is set forth in the Fund's proxy statement.

Dated: xxx